UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TODCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 3, 2007, the following memo was sent to all employees of TODCO.

Date:	April 3, 2007

To:	Hercules Offshore and TODCO Employees

Cc:	Randall D. Stilley, President, Chief Executive Officer and Director of Hercules Offshore, Inc.; and

Jan Rask, President, Chief Executive Officer and Director of TODCO

From:	Integration Planning Teams (IPT) Steering Committee

Subject:	Update regarding the proposed acquisition of TODCO

Progress continues to be made on several fronts as the proposed acquisition of TODCO by Hercules Offshore moves forward. The process is a lengthy one and several milestones must be reached, including receipt of regulatory approvals and the approval of each company’s shareholders, although we expect to complete the transaction this summer.

Work has begun on formulating the integration plan for combining TODCO and Hercules Offshore, which will become effective after the transaction is completed. A joint Integration Planning Steering Committee has been formed. It is comprised of six members; three from TODCO (David Crowley, Michael Donaldson and Dale Wilhelm) and three from Hercules Offshore (John Rynd, Jim Noe and Lisa Rodriguez). A human resources consultant (Jon Nicholson) will also be assisting the committee, working closely with the Human Resources groups from both companies.

The joint steering committee oversees the day-to-day process of planning for the integration that will occur post closing of the transaction. Planning will include such tasks as determining the location of the combined Houston offices, the integration of our respective information technology, the development of policies and procedures and identifying the overall company structure and reporting lines of the employees of the combined company.

Team leaders from various functional areas from both companies have been appointed by the steering committee. The list of team leaders is included as an attachment to this memorandum. A kickoff meeting was held last week and the team leaders will begin assembling their teams and addressing the tasks in the next few weeks. We will communicate the results of the teams in the upcoming months. The communications will increase as we approach the closing of the transaction.

The steering committee has also established an email for you to submit questions. The email box is employeequestions@herculesoffshore.com. We welcome your questions and will be preparing a ‘frequently asked questions’ communication to respond to the questions submitted. In the meantime, we ask that you continue to compete, not make “joint decisions” on matters occurring prior to the closing of the merger, and most importantly, work safely.

Forward-Looking Statements

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements regarding the timing of the merger of Hercules and TODCO. These statements are based on the current expectations and estimates of the management of Hercules and TODCO and are subject to risks and uncertainties that may cause actual results to differ materially. Although Hercules and TODCO believe that such expectations reflected in such forward looking statements are reasonable, they cannot give assurances that such expectations will prove to be correct. Risks with respect to the combination of Hercules and TODCO include the risk that Hercules and TODCO will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of TODCO and diversion of management’s attention away from other business concerns. Hercules and TODCO expect to incur substantial transaction and merger related costs associated with completing the merger, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Hercules and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. Hercules will have a significant amount of additional debt as a result of the merger. This debt will require Hercules to use cash flow to repay indebtedness, may have a material adverse effect on Hercules’ financial health, and may limit the Hercules’ future operations and ability to borrow additional funds.

Other risks and uncertainties that may affect actual results include, among other things, oil and natural gas prices and industry expectations about future prices;

exploration success by producers; demand for offshore and inland water rigs and liftboats; Hercules and TODCO’s ability to enter into and the terms of future contracts; labor relations; political and other uncertainties in non-U.S. operations (including exchange controls and currency fluctuations); the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crisis in the Middle East or other natural gas producing regions or other acts of terrorism in the United States; the impact of governmental laws and regulations; the adequacy of sources of liquidity; increases in operating expenses; the ability to obtain drilling contracts for reactivated rigs; uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production; competition and market conditions in the contract drilling and liftboats industries; the availability of skilled personnel; extended delivery time for material and equipment; labor relations and work stoppages, particularly in the Nigerian labor environment; operating hazards such as severe weather and seas, fires, cratering, blowouts, war, terrorism and cancellation or unavailability of insurance coverage; compliance with or breach of environmental laws; the impact of newly built rigs; the effect of litigation and contingencies; and the inability of Hercules or TODCO to achieve their plans or carry out their strategies. Other risks and uncertainties that may affect actual results are described in Hercules’ and TODCO’s most recent periodic reports and other documents filed with the SEC, which are available free of charge at the SEC’s website at www.sec.gov. Hercules and TODCO undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Hercules will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Hercules and TODCO and will also constitute a prospectus of Hercules. Hercules and TODCO will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER.

Investors and security holders of Hercules and TODCO may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents containing information about Hercules and TODCO, free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective companies as follows: Information regarding Hercules can also be obtained, without charge, by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com; and the information regarding TODCO can be obtained, without charge, by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

Participants in the Solicitation

Hercules, TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO and their ownership of Hercules’ common stock is set forth in the proxy statement for the Hercules’ 2006 annual meeting of stockholders filed with the SEC on March 24, 2006. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in the proxy statement for TODCO’s 2006 annual meeting of stockholders, which was filed with the SEC on March 22, 2006. Investors may obtain free copies of these documents from Hercules and TODCO using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the merger when it becomes available.